Exhibit 99.1

Press Release May 6, 2010
Holly Corporation Reports First Quarter 2010 Results
Announces Regular Quarterly Cash Dividend
Dallas, Texas, May 6, 2010 — Holly Corporation (NYSE-HOC) (“Holly” or the “Company”) today reported first quarter 2010 financial results. For the quarter, the net loss attributable to Holly stockholders was $28.1 million ($0.53 per basic and diluted share) compared to net income attributable to Holly stockholders of $21.9 million ($0.44 per basic and diluted share) for the first quarter of 2009.
Holly also announced that its Board of Directors has declared a regular quarterly cash dividend in the amount of $0.15 per share, payable July 2, 2010 to holders of record on June 21, 2010.
For the quarter, net income attributable to our stockholders decreased by $50 million compared to the same period of 2009. This decrease was principally due to industry-wide, low refinery gross margins in the current year’s first quarter. Overall refinery gross margins were $5.56 per produced barrel, a 53% decrease compared to $11.93 for the first quarter of 2009. For the three months ended March 31, 2010 our refinery production levels were at 217,000 barrels per day (“BPD”), an increase of 151% over the same period of 2009 due to production from our recently acquired Tulsa Refinery facilities combined with higher production levels at our Navajo and Woods Cross refineries.
“The difficult refining environment that we experienced in late 2009 continued into the early months of 2010,” said Matthew Clifton, Chairman of the Board and Chief Executive Officer of Holly. “General weak demand for gasoline and distillate products combined with increased crude costs led to the 2010 first quarter loss. However, overall refinery margins compared somewhat favorably to the 2009 fourth quarter due to improvements late in the first quarter.
“Comparing to the 2009 first quarter, margin levels were reduced in the markets served by the Navajo Refinery, with gasoline and distillate cracks significantly less than the higher levels experienced in early 2009. Yet at the Woods Cross Refinery, margins compared favorably to the 2009 first quarter as strong demand combined with wide crude discounts led to the positive results. At our Tulsa Refinery, the lubes business generated good results, however this benefit was negated by the low crack on fuel products yielding an overall loss for our Tulsa operations. Additionally, our asphalt marketing results were significantly off as compared to its unusually strong contribution in the 2009 first quarter. Finally, our results benefited from improved earnings attributable to Holly Energy Partners’ logistics business. Although we are disappointed with the loss for this quarter, we are cautiously optimistic about the remainder of 2010 as the margin environment has shown significant improvement heading into the summer.”

“Operationally, at the Navajo Refinery production was somewhat reduced in the first quarter to complete certain upgrade projects that will permit us to run a wider range of lower priced crudes while increasing our flexibility in varying the mix of transportation fuels. At the Tulsa Refinery, we are making progress on our integration and optimization projects of the two facilities. During the first quarter, our production was just over 100,000 BPD.
“Looking forward, we remain confident that the enhanced capabilities of our assets, our expanded asset base, and the markets we serve, combined with our conservative financial condition will continue to allow us to meet the challenges presented by today’s refining environment,” Clifton said.
Sales and other revenues for the 2010 first quarter were $1,874 million, a 189% increase compared to the three months ended March 31, 2009. This was due to the effects of a 140% increase in year-over-year first quarter volumes of produced refined products sold combined with a 58% current quarter increase in refined product sales prices over the same period in 2009. The volume increase was primarily due to volumes attributable to our Tulsa Refinery operations. Cost of products sold was $1,724 million, a 237% increase compared to the three months ended March 31, 2009 due mainly to increased sales volumes combined with significantly higher crude oil acquisition costs.
Operating costs and expenses for the three months ended March 31, 2010 increased mainly due to the inclusion of costs attributable to the operations of our Tulsa Refinery facilities acquired on June 1 and December 1, 2009. Interest expense for the three months ended March 31, 2010 increased by $11.5 million primarily due to interest incurred on the $300 million Holly senior notes.
The Company has scheduled a webcast conference call for today, May 6, 2010 at 4:00 PM Eastern Time to discuss financial results. This webcast may be accessed at: http://www.videonewswire.com/event.asp?id=68093.
An audio archive of this webcast will be available using the above noted link through May 20, 2010.
Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel, jet fuel and specialty lubricant products. Holly operates through its subsidiaries a 100,000 BPSD refinery located in Artesia, New Mexico, a 31,000 BPSD refinery in Woods Cross, Utah and a 125,000 BPSD refinery located in Tulsa, Oklahoma. Also, a subsidiary of Holly owns a 34% interest (including the 2% general partner interest) in Holly Energy Partners, L.P., which through subsidiaries owns or leases approximately 2,500 miles of petroleum product and crude oil pipelines in Texas, New Mexico, Utah and Oklahoma and tankage and refined product terminals in several Southwest and Rocky Mountain states.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the Company’s ability to integrate the operations of the Tulsa refinery and the Sinclair refinery into a single facility and into its business, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS
Financial Data (all information in this release is unaudited)

	Three Months Ended
	March 31,		Change from 2009
	2010	2009	Change	Percent
	(In thousands, except per share data)

Sales and other revenues	$1,874,290	$648,030	$1,226,260	189.2%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,723,864	511,654	1,212,210	236.9
Operating expenses (exclusive of depreciation and amortization)	127,544	66,748	60,796	91.1
General and administrative expenses (exclusive of depreciation and amortization)	17,869	11,756	6,113	52.0
Depreciation and amortization	27,757	20,081	7,676	38.2

Total operating costs and expenses	1,897,034	610,239	1,286,795	210.9

Income (loss) from operations	(22,744)	37,791	(60,535)	(160.2)
Other income (expense):
Equity in earnings of SLC Pipeline	481	175	306	174.9
Interest income	59	2,196	(2,137)	(97.3)
Interest expense	(17,722)	(6,239)	(11,483)	184.1

	(17,182)	(3,868)	(13,314)	344.2

Income (loss) from continuing operations before income taxes	(39,926)	33,923	(73,849)	(217.7)
Income tax provision (benefit)	(16,672)	11,849	(28,521)	(240.7)

Income (loss) from continuing operations	(23,254)	22,074	(45,328)	(205.3)
Income from discontinued operations (1)	—	1,331	(1,331)	(100.0)

Net income (loss)	(23,254)	23,405	(46,659)	(199.4)
Less noncontrolling interest in net income	4,840	1,460	3,380	231.5

Net income (loss) attributable to Holly Corporation stockholders	$(28,094)	$21,945	$(50,039)	(228.0)%

Earnings attributable to Holly Corporation stockholders:
Income (loss) from continuing operations	$(28,094)	$21,553	$(49,647)	(230.3)%
Income from discontinued operations	—	392	(392)	(100.0)

Net income (loss)	$(28,094)	$21,945	$(50,039)	(228.0)%

Earnings per share attributable to Holly Corporation stockholders — basic and diluted:
Income (loss) from continuing operations	$(0.53)	$0.43	$(0.96)	(223.3)%
Income from discontinued operations	—	0.01	(0.01)	(100.0)

Net income (loss)	$(0.53)	$0.44	$(0.97)	(220.5)%

Cash dividends declared per common share	$0.15	$0.15	$—	—%

Average number of common shares outstanding:
Basic	53,094	50,042	3,052	6.1%
Diluted	53,232	50,171	3,061	6.1%

EBITDA from continuing operations	$654	$57,526	$(56,872)	(98.9)%

(1)	On December 1, 2009, HEP sold its interest in Rio Grande. Results of operations of Rio Grande are presented in discontinued operations.
Balance Sheet Data

	March 31,	December 31,
	2010	2009
	(In thousands)

Cash, cash equivalents and investments in marketable securities	$94,756	$125,819
Working capital	$297,879	$257,899
Total assets	$3,382,327	$3,145,939
Long-term debt — Holly Corporation	$328,268	$328,260
Long-term debt — Holly Energy Partners	$492,327	$379,198
Total equity	$1,163,511	$1,207,781

Segment Information
Our operations are currently organized into two reportable segments, Refining and HEP. Our operations that are not included in the Refining and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Consolidations and Eliminations.
The Refining segment includes the operations of our Navajo, Woods Cross and Tulsa refineries and Holly Asphalt Company (“Holly Asphalt”). The Refining segment involves the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel, jet fuel and specialty lubricant products. The petroleum products produced by the Refining segment are primarily marketed in the Southwest, Rocky Mountain and Mid-Continent regions of the United States and northern Mexico. Additionally, the Refining segment includes specialty lubricant products produced at our Tulsa refinery that are marketed throughout North America and are distributed in Central and South America. Holly Asphalt manufactures and markets asphalt and asphalt products in Arizona, New Mexico, Texas and northern Mexico.
The HEP segment involves all of the operations of HEP. HEP owns and operates a system of petroleum product and crude gathering pipelines in Texas, New Mexico, Oklahoma and Utah, distribution terminals in Texas, New Mexico, Arizona, Utah, Idaho, and Washington and refinery tankage in New Mexico, Utah and Oklahoma. Revenues are generated by charging tariffs for transporting petroleum products and crude oil through its pipelines, by leasing certain pipeline capacity to Alon USA, Inc., by charging fees for terminalling refined products and other hydrocarbons, and storing and providing other services at its storage tanks and terminals. The HEP segment also includes a 25% interest in SLC Pipeline LLC (“SLC Pipeline”) that services refineries in the Salt Lake City, Utah area. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations.

				Consolidations
			Corporate	and	Consolidated
	Refining	HEP	and Other	Eliminations	Total
	(In thousands)

Three Months Ended March 31, 2010
Sales and other revenues	$1,867,174	$40,689	$66	$(33,639)	$1,874,290
Operating expenses	$114,594	$13,060	$6	$(116)	$127,544
General and administrative expenses	$—	$2,563	$15,306	$—	$17,869
Depreciation and amortization	$20,726	$6,805	$521	$(295)	$27,757
Income (loss) from operations	$(24,579)	$18,261	$(15,767)	$(659)	$(22,744)

Three Months Ended March 31, 2009
Sales and other revenues	$636,910	$29,332	$99	$(18,311)	$648,030
Operating expenses	$56,415	$10,342	$19	$(28)	$66,748
General and administrative expenses	$—	$1,334	$10,520	$(98)	$11,756
Depreciation and amortization	$11,951	$5,578	$2,552	$—	$20,081
Income (loss) from operations	$38,705	$12,078	$(12,992)	$—	$37,791

March 31, 2010
Cash, cash equivalents and investments in marketable securities	$—	$16,609	$78,147	$—	$94,756
Total assets	$2,392,006	$686,022	$335,538	$(31,239)	$3,382,327

December 31, 2009
Cash, cash equivalents and investments in marketable securities	$—	$2,508	$123,311	$—	$125,819
Total assets	$2,142,317	$641,775	$392,007	$(30,160)	$3,145,939

Refining Operating Data
Our refinery operations include the Navajo, Woods Cross and Tulsa refineries. The following tables set forth information, including non-GAAP performance measures about our consolidated refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended
	March 31,
	2010	2009
Navajo Refinery
Crude charge (BPD) (1)	78,910	57,685
Refinery production (BPD) (2)	87,530	63,061
Sales of produced refined products (BPD)	86,930	62,147
Sales of refined products (BPD) (3)	90,120	71,138

Refinery utilization (4)	78.9%	67.9%

Average per produced barrel (5)
Net sales	$88.06	$57.37
Cost of products (6)	82.96	44.92

Refinery gross margin	5.10	12.45
Refinery operating expenses (7)	5.18	6.17

Net operating margin	$(0.08)	$6.28

Feedstocks:
Sour crude oil	87%	87%
Sweet crude oil	4%	8%
Other feedstocks and blends	9%	5%

Total	100%	100%

Sales of produced refined products:
Gasolines	59%	61%
Diesel fuels	30%	31%
Jet fuels	4%	1%
Fuel oil	4%	1%
Asphalt	1%	3%
LPG and other	2%	3%

Total	100%	100%

Woods Cross Refinery
Crude charge (BPD) (1)	25,680	23,309
Refinery production (BPD) (2)	26,540	23,286
Sales of produced refined products (BPD)	28,170	27,024
Sales of refined products (BPD) (3)	28,360	27,664

Refinery utilization (4)	82.8%	75.2%

Average per produced barrel (5)
Net sales	$89.52	$50.31
Cost of products (6)	74.72	39.57

Refinery gross margin	14.80	10.74
Refinery operating expenses (7)	6.20	6.92

Net operating margin	$8.60	$3.82

Feedstocks:
Sour crude oil	8%	3%
Sweet crude oil	61%	66%
Black wax crude oil	28%	29%
Other feedstocks and blends	3%	2%

Total	100%	100%

	Three Months Ended
	March 31,
	2010	2009
Sales of produced refined products:
Gasolines	64%	68%
Diesel fuels	28%	23%
Jet fuels	1%	1%
Fuel oil	1%	4%
Asphalt	3%	1%
LPG and other	3%	3%

Total	100%	100%

Tulsa Refinery
Crude charge (BPD) (1)	103,600	—
Refinery production (BPD) (2)	102,890	—
Sales of produced refined products (BPD)	98,760	—
Sales of refined products (BPD) (3)	100,620	—

Refinery utilization (4)	82.9%	—%

Average per produced barrel (5)
Net sales	$86.22	$—
Cost of products (6)	82.89	—

Refinery gross margin	3.33	—
Refinery operating expenses (7)	5.91	—

Net operating margin	$(2.58)	$—

Feedstocks:
Sweet crude oil	100%	—%

Sales of produced refined products:
Gasolines	41%	—%
Diesel fuels	30%	—%
Jet fuels	9%	—%
Lubricants	10%	—%
Asphalt	4%	—%
Gas oil / intermediates	2%	—%
LPG and other	4%	—%

Total	100%	—%

Consolidated
Crude charge (BPD) (1)	208,190	80,994
Refinery production (BPD) (2)	216,960	86,347
Sales of produced refined products (BPD)	213,860	89,171
Sales of refined products (BPD) (3)	219,100	98,802

Refinery utilization (4)	81.3%	69.8%

Average per produced barrel (5)
Net sales	$87.40	$55.23
Cost of products (6)	81.84	43.30

Refinery gross margin	5.56	11.93
Refinery operating expenses (7)	5.65	6.40

Net operating margin	$(0.09)	$5.53

Feedstocks:
Sour crude oil	36%	64%
Sweet crude oil	56%	24%
Black wax crude oil	3%	8%
Other feedstocks and blends	5%	4%

Total	100%	100%

	Three Months Ended
	March 31,
	2010	2009
Sales of produced refined products:
Gasolines	51%	63%
Diesel fuels	30%	29%
Jet fuels	6%	1%
Fuel oil	2%	2%
Asphalt	3%	2%
Lubricants	4%	—%
Gas oil / intermediates	1%	—%
LPG and other	3%	3%

Total	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at our refineries.

(2)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(3)	Includes refined products purchased for resale.

(4)
Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity was increased by 15,000 BPSD effective April 1, 2009 (our Navajo refinery expansion), 85,000 BPSD effective June 1, 2009 (our Tulsa Refinery west facility acquisition) and 40,000 BPSD effective December 1, 2009 (our Tulsa refinery east facility acquisition), increasing our consolidated crude capacity to 256,000 BPSD.

(5)
Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(6)	Transportation, terminal and refinery storage costs billed from HEP are included in cost of products.

(7)	Represents operating expenses of our refineries, exclusive of depreciation and amortization.
Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles
Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.
Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income attributable to Holly Corporation stockholders plus (i) interest expense, net of interest income, (ii) income tax provision, and (iii) depreciation and amortization. EBITDA is not a calculation provided for under accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.
Set forth below is our calculation of EBITDA from continuing operations.

	Three Months Ended
	March 31,
	2010	2009
	(In thousands)

Income (loss) from continuing operations	$(23,254)	$22,074
Subtract noncontrolling interest in income from continuing operations	(4,840)	(521)
Add (subtract) income tax provision (benefit)	(16,672)	11,849
Add interest expense	17,722	6,239
Subtract interest income	(59)	(2,196)
Add depreciation and amortization	27,757	20,081

EBITDA from continuing operations	$654	$57,526

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.
Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.
We calculate refinery gross margin and net operating margin using net sales, cost of products and operating expenses, in each case averaged per produced barrel sold. These two margins do not include the effect of depreciation and amortization. Each of these component performance measures can be reconciled directly to our Consolidated Statements of Income.
Other companies in our industry may not calculate these performance measures in the same manner.
Refinery Gross Margin

Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Refinery gross margin for each of our refineries and for all of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended
	March 31,
	2010	2009
Average per produced barrel:

Navajo Refinery
Net sales	$88.06	$57.37
Less cost of products	82.96	44.92

Refinery gross margin	$5.10	$12.45

Woods Cross Refinery
Net sales	$89.52	$50.31
Less cost of products	74.72	39.57

Refinery gross margin	$14.80	$10.74

Tulsa Refinery
Net sales	$86.22	$—
Less cost of products	82.89	—

Refinery gross margin	$3.33	$—

Consolidated
Net sales	$87.40	$55.23
Less cost of products	81.84	43.30

Refinery gross margin	$5.56	$11.93

Net Operating Margin
Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. Net operating margin for each of our refineries and for all of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended
	March 31,
	2010	2009
Average per produced barrel:

Navajo Refinery
Refinery gross margin	$5.10	$12.45
Less refinery operating expenses	5.18	6.17

Net operating margin	$(0.08)	$6.28

	Three Months Ended
	March 31,
	2010	2009
Woods Cross Refinery
Refinery gross margin	$14.80	$10.74
Less refinery operating expenses	6.20	6.92

Net operating margin	$8.60	$3.82

Tulsa Refinery
Refinery gross margin	$3.33	$—
Less refinery operating expenses	5.91	—

Net operating margin	$(2.58)	$—

Consolidated
Refinery gross margin	$5.56	$11.93
Less refinery operating expenses	5.65	6.40

Net operating margin	$(0.09)	$5.53

Below are reconciliations to our Consolidated Statements of Income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.
Reconciliations of refined product sales from produced products sold to total sales and other revenue

	Three Months Ended
	March 31,
	2010	2009
Navajo Refinery
Average sales price per produced barrel sold	$88.06	$57.37
Times sales of produced refined products sold (BPD)	86,930	62,147
Times number of days in period	90	90

Refined product sales from produced products sold	$688,955	$320,884

Woods Cross Refinery
Average sales price per produced barrel sold	$89.52	$50.31
Times sales of produced refined products sold (BPD)	28,170	27,024
Times number of days in period	90	90

Refined product sales from produced products sold	$226,960	$122,362

Tulsa Refinery
Average sales price per produced barrel sold	$86.22	$—
Times sales of produced refined products sold (BPD)	98,760	—
Times number of days in period	90	—

Refined product sales from produced products sold	$766,358	$—

Sum of refined products sales from produced products sold from our three refineries (4)	$1,682,273	$443,246
Add refined product sales from purchased products and rounding (1)	41,506	53,646

Total refined products sales	1,723,779	496,892
Add direct sales of excess crude oil (2)	134,862	121,255
Add other refining segment revenue (3)	8,533	18,763

Total refining segment revenue	1,867,174	636,910
Add HEP segment sales and other revenues	40,689	29,332
Add corporate and other revenues	66	99
Subtract consolidations and eliminations	(33,639)	(18,311)

Sales and other revenues	$1,874,290	$648,030

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment revenue includes the revenues associated with Holly Asphalt and revenue derived from feedstock and sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended
	March 31,
	2010	2009

Average sales price per produced barrel sold	$87.40	$55.23
Times sales of produced refined products sold (BPD)	213,860	89,171
Times number of days in period	90	90

Refined product sales from produced products sold	$1,682,273	$443,246

Reconciliation of average cost of products per produced barrel sold to total cost of products sold

	Three Months Ended
	March 31,
	2010	2009
Navajo Refinery
Average cost of products per produced barrel sold	$82.96	$44.92
Times sales of produced refined products sold (BPD)	86,930	62,147
Times number of days in period	90	90

Cost of products for produced products sold	$649,054	$251,248

Woods Cross Refinery
Average cost of products per produced barrel sold	$74.72	$39.57
Times sales of produced refined products sold (BPD)	28,170	27,024
Times number of days in period	90	90

Cost of products for produced products sold	$189,438	$96,241

Tulsa Refinery
Average cost of products per produced barrel sold	$82.89	$—
Times sales of produced refined products sold (BPD)	98,760	—
Times number of days in period	90	—

Cost of products for produced products sold	$736,759	$—

Sum of cost of products for produced products sold from our three refineries (4)	$1,575,251	$347,489
Add refined product costs from purchased products sold and rounding (1)	41,464	57,760

Total refined cost of products sold	1,616,715	405,249
Add crude oil cost of direct sales of excess crude oil (2)	133,667	120,682
Add other refining segment cost of products sold (3)	6,051	3,908

Total refining segment cost of products sold	1,756,433	529,839
Subtract consolidations and eliminations	(32,569)	(18,185)

Costs of products sold (exclusive of depreciation and amortization)	$1,723,864	$511,654

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment cost of products sold includes the cost of products for Holly Asphalt and costs attributable to feedstock and sulfur credit sales.

(4)	The above calculations of cost of products for produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended
	March 31,
	2010	2009

Average cost of products per produced barrel sold	$81.84	$43.30
Times sales of produced refined products sold (BPD)	213,860	89,171
Times number of days in period	90	90

Cost of products for produced products sold	$1,575,251	$347,489

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended
	March 31,
	2010	2009
Navajo Refinery
Average refinery operating expenses per produced barrel sold	$5.18	$6.17
Times sales of produced refined products sold (BPD)	86,930	62,147
Times number of days in period	90	90

Refinery operating expenses for produced products sold	$40,527	$34,510

Woods Cross Refinery
Average refinery operating expenses per produced barrel sold	$6.20	$6.92
Times sales of produced refined products sold (BPD)	28,170	27,024
Times number of days in period	90	90

Refinery operating expenses for produced products sold	$15,719	$16,831

Tulsa Refinery
Average refinery operating expenses per produced barrel sold	$5.91	$—
Times sales of produced refined products sold (BPD)	98,760	—
Times number of days in period	90	—

Refinery operating expenses for produced products sold	$52,530	$—

Sum of refinery operating expenses per produced products sold from our three refineries (2)	$108,776	$51,341
Add other refining segment operating expenses and rounding (1)	5,818	5,074

Total refining segment operating expenses	114,594	56,415
Add HEP segment operating expenses	13,060	10,342
Add corporate and other costs	6	19
Subtract consolidations and eliminations	(116)	(28)

Operating expenses (exclusive of depreciation and amortization)	$127,544	$66,748

(1)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of Holly Asphalt.

(2)
The above calculations of refinery operating expenses from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended
	March 31,
	2010	2009

Average refinery operating expenses per produced barrel sold	$5.65	$6.40
Times sales of produced refined products sold (BPD)	213,860	89,171
Times number of days in period	90	90

Refinery operating expenses for produced products sold	$108,776	$51,341

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended
	March 31,
	2010	2009
Navajo Refinery
Net operating margin per barrel	$(0.08)	$6.28
Add average refinery operating expenses per produced barrel	5.18	6.17

Refinery gross margin per barrel	5.10	12.45
Add average cost of products per produced barrel sold	82.96	44.92

Average sales price per produced barrel sold	$88.06	$57.37
Times sales of produced refined products sold (BPD)	86,930	62,147
Times number of days in period	90	90

Refined products sales from produced products sold	$688,955	$320,884

Woods Cross Refinery
Net operating margin per barrel	$8.60	$3.82
Add average refinery operating expenses per produced barrel	6.20	6.92

Refinery gross margin per barrel	14.80	10.74
Add average cost of products per produced barrel sold	74.72	39.57

Average sales price per produced barrel sold	$89.52	$50.31
Times sales of produced refined products sold (BPD)	28,170	27,024
Times number of days in period	90	90

Refined products sales from produced products sold	$226,960	$122,362

Tulsa Refinery
Net operating margin per barrel	$(2.58)	$—
Add average refinery operating expenses per produced barrel	5.91	—

Refinery gross margin per barrel	3.33	—
Add average cost of products per produced barrel sold	82.89	—

Average sales price per produced barrel sold	$86.22	$—
Times sales of produced refined products sold (BPD)	98,760	—
Times number of days in period	90	—

Refined products sales from produced products sold	$766,358	$—

Sum of refined products sales from produced products sold from our three refineries (4)	$1,682,273	$443,246
Add refined product sales from purchased products and rounding (1)	41,506	53,646

Total refined products sales	1,723,779	496,892
Add direct sales of excess crude oil (2)	134,862	121,255
Add other refining segment revenue (3)	8,533	18,763

Total refining segment revenue	1,867,174	636,910
Add HEP segment sales and other revenues	40,689	29,332
Add corporate and other revenues	66	99
Subtract consolidations and eliminations	(33,639)	(18,311)

Sales and other revenues	$1,874,290	$648,030

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products or to meet delivery commitments.

(2)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment revenue includes the revenues associated with Holly Asphalt and revenue derived from feedstock and sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended
	March 31,
	2010	2009

Net operating margin per barrel	$(0.09)	$5.53
Add average refinery operating expenses per produced barrel	5.6	6.40

Refinery gross margin per barrel	5.56	11.93
Add average cost of products per produced barrel sold	81.84	43.30

Average sales price per produced barrel sold	$87.40	$55.23
Times sales of produced refined products sold (BPD)	213,860	89,171
Times number of days in period	90	90

Refined product sales from produced products sold	$1,682,273	$443,246

FOR FURTHER INFORMATION, Contact:
Bruce R, Shaw, Senior Vice President and
Chief Financial Officer
M. Neale Hickerson, Vice President,
Investor Relations
Holly Corporation
214/871-3555